1992 Stock Option Plan
                                           of
                               CALIFORNIA MICROWAVE, INC.
                           (as amended through July 11, 1997)


             1.   PURPOSE

                       The purpose of the 1992 Stock Option Plan (the
             "Plan") is to enable California Microwave, Inc. (the "Company") and its subsidiaries to attract and retain officers and other key employees, directors, and consultants and to provide them with additional incentive to advance the interests of the Company. Options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1954, as amended, and non-qualified options may be granted under the Plan.

             2.   ADMINISTRATION

                       (a) The Plan shall be administered by the Board of Directors of the Company, or by a committee (the "Committee") of two or more directors selected by the Board.

                       (b) The Board of Directors or the Committee shall have the power, subject to the express provisions of the
             Plan:

                            (1)  To determine the recipients of options
             under the Plan, the time of grant of the options, and the number of shares covered by the grant.

                            (2) To prescribe the terms and provisions of each option granted (which need not be identical).

                            (3)  To construe and interpret the Plan and
             options, to establish, amend, and revoke rules and regulations for the Plan's administration, and to make all other determinations necessary or advisable for the administration of the Plan.

             3.   SHARES SUBJECT TO THE PLAN

                       Subject to the provisions of Paragraph 7 (relating
             to the adjustment upon changes in stock), the number of shares which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate 3,100,000 shares of Common Stock of the Company. Shares sold pursuant to options granted under the Plan may be unissued shares or reacquired shares. If any options granted under the Plan shall for any reason terminate or expire without having been exercised in full, the shares not purchased under such



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             options shall be available again for the purposes of the
             Plan.

             4.   ELIGIBILITY

                       (a) Options under this Plan may be granted to officers and other key employees and consultants of the Company and/or of its subsidiaries, provided that incentive stock options may be granted hereunder only to officers and other key employees (including directors who are also officers or employees). No officer or key employee may receive options under this Plan covering in excess of 100,000 shares in any fiscal year of the Company (subject to adjustment in accordance with the provisions of paragraph 7 of the Plan), except that such limit is 200,000 shares with respect to options granted in connection with inducing an individual to become an employee of the Company.

                       (b) Each director of the Company who is not an employee of the Company shall receive a non-qualified stock option under the Plan immediately following each annual meeting of shareholders of the Company. The first option received by a director under this paragraph 4(b) shall cover 10,000 shares of common stock of the Company and each option received by a director under this Plan thereafter shall cover 5,000 shares of common stock in the case of a director who is a chair of a committee of the Board of Directors and 3,000 shares in the case of a director who is not. Each such option shall have an exercise price equal to the fair market value of the common stock of the Company on the date of the annual meeting of shareholders to which it relates, determined in accordance with the provisions of paragraph 5(a)(2) of this Plan. The number of options that directors may receive pursuant to this paragraph 4(b) shall be appropriately adjusted in accordance with the provisions of paragraph 7 of this Plan. This paragraph 4(b) shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules or regulations thereunder.

                       (c) Persons to whom options to purchase shares are granted are hereinafter referred to as "optionee(s)."

             5.   TERMS OF OPTION AGREEMENTS

                       (a)  All Option Agreements.  Options granted
             pursuant to the Plan shall be evidenced by agreements specifying the number of shares covered thereby, in such form as the Board of Directors or Committee shall from time to time establish, which agreements may incorporate all or any




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             of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

                            (1) The Board of Directors or Committee shall have the power to set the time or times within which each option shall be exercisable and to at any time accelerate the time or times of exercise (notwithstanding the terms of the option). Unless the stock option agreement executed by the optionee expressly otherwise provides, (i) an option granted to an officer or other key employees or consultant shall become exercisable on a cumulative basis as to one-quarter of the total number of shares covered thereby on each of the first, second, third, and fourth anniversary dates of the date of grant of the option, (ii) an option granted to a director who is not an employee of the Company shall vest fully on the date of grant, and (iii) an option shall not be exercisable after the expiration of ten years from the date of grant. Any option granted to an executive officer or director of the Company shall in no event be exercisable until the elapse of six months from the date of its grant.

                            (2)  Except as provided in Paragraph 5(b)
             below, the exercise price of any stock option granted under this Plan shall not be less than 100% of the fair market value of the shares of common stock of the Company on the date of the granting of the option. The fair market value per share shall be the last sale price on the day the option is granted as reported on the National Market System, or, if such stock is not then reported on the National Market System but quotations are reported on the National Association of Securities Dealers Automated Quotations System, the average of the bid and asked prices on the day the option is granted, in either event as such price quotes are listed in The Wall Street Journal, Western Edition (or if not so reported in The Wall Street Journal, any other listing service or publication known to the Board of Directors). If the stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the closing price of the common stock on the largest such stock exchange upon which such stock is listed on the day the option is granted.

                            (3) To the extent that the right to purchase shares has accrued hereunder, options may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by the payment in full of the option price for such shares. Such payment shall be made in cash or in shares of the outstanding common stock of the Company which have been held by the optionee for at least six months or in a combination of cash and such stock, except that the Board of Directors or the Committee in its sole discretion may authorize payment by any optionee (for all or part of his or her purchase price) by a



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             promissory note or such other from of legal consideration
             that may be acceptable to the Board or Committee.

                       If shares of common stock are used in part or full
             payment for the shares to be acquired upon exercise of the option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the option in accordance with the provisions of Subparagraph (2) above.
             Any certificates for shares of outstanding common stock used to pay the option price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with the signature thereon guaranteed). In the event the certificates tendered by the optionee in such payment cover more shares than are required for such payment, the certificates shall also be accompanied by instructions from the optionee to the Company's transfer agent with regard to disposition of the balance of the shares covered thereby.

                       If payment by promissory note is authorized, the
             interest rate, term, repayment schedule and other provisions of such note shall be as specified by the Board of Directors or the Committee; provided, however, that such note shall bear interest at a rate not less than the applicable test rate of interest prescribed by Regulation 1.483-1(d)(1) of the Income Tax Regulations, as in effect at the time the stock is purchased. The Board of Directors or Committee may require that the optionee pledge his or her stock to the Company for the purpose of securing the payment of such note, and the Company may hold the certificate(s) representing such stock in order to perfect its security interest.

                       An option may be exercised by a securities broker
             acting on behalf of an optionee pursuant to authorization instructions approved by the Company, provided that the notice of exercise of such option shall be delivered, and the exercise price of such option shall be paid in full, as specified above.

                            (4)  The Company at all times shall keep
             available the number of shares of stock required to satisfy options granted under the Plan.

                            (5)  The Company may require any person to
             whom an option is granted, his or her legal representative, heir, legatee, or distributee, as a condition of exercising any option granted hereunder, to give written assurance satisfactory to the Company to the effect that such person is acquiring the shares subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same. The Company reserves the right to place a legend on any share certificate issued pursuant to this Plan to assure compliance with this



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             paragraph.  No shares of common stock of the Company shall be required to be distributed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities law.

                            (6)  Neither a person to whom an option is
             granted, nor such person's legal representative, heir, legatee, or distributee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has exercised his or her option pursuant to the terms thereof.

                            (7) No stock option shall be transferrable by the optionee otherwise than by will, or if the optionee dies intestate, by the laws of descent and distribution of the state of domicile of the optionee at the time of death, provided that a non-qualified stock option may be transferred by the optionee to a trust or other entity established by the optionee for estate planning purposes. Except for exercises of non-qualified stock options by trusts or entities established by the optionee for estate planning purposes, all stock options shall be exercisable during the lifetime of the optionee only by the optionee.

                            (8)  An option granted to an employee or
             director shall terminate and may not be exercised if the person to whom it is granted ceases to be employed by the Company or by a subsidiary of the Company, or ceases to be a director (unless such person continues as an employee), with the following exceptions:

                                 (i)  If the employment or directorship is
             terminated for any reason other than the person's death or disability, he or she may at any time within not more than three months after such termination exercise the option, but only to the extent that it was exercisable by such person on the date of such termination, or

                                 (ii) If such person dies or becomes
             disabled while in the employ of the Company or of a subsidiary, or while a director, his or her option may be exercised by his or her personal representatives, heirs or legatees at any time within not more than twelve (12) months following the date of death or disability, but only to the extent such option was exercisable by such person on the date of death or disability.

                       An option granted to a consultant shall terminate
             in accordance with the terms specified in the option.




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                            (9)  In no event may an option be exercised by
             anyone after the expiration of the term of the option established pursuant to Subparagraph 5(a)(1) hereof.

                            (10) Each option granted pursuant to this Plan
             shall specify whether it is a non-qualified or an incentive stock option, provided that the Board of Directors or Committee may give the optionee the right to elect to receive either an incentive or a non-qualified stock option.

                            (11) An option granted pursuant to this Plan
             may have such other terms as the Board of Directors or Committee in its discretion may deem necessary or appropriate and shares issued upon exercise of any option hereunder may be subject to such restrictions as the Board of Directors or Committee deems appropriate.

                       (b) Incentive Stock Options. In addition to the terms and conditions specified above, incentive stock options granted under this Plan shall be subject to the following terms and conditions:

                            (1)  The aggregate fair market value
             (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year (under all option plans of the Company or its parent and subsidiary corporations) shall not exceed $100,000.

                            (2)  As to individuals otherwise eligible
             under this Plan who own more than 10 percent of the total combined voting power of all classes of stock of the Company and its parent and subsidiary corporations, an incentive option can be granted under this Plan to any such individual only if at the time such option is granted the option price is at least 110 percent of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

             6.   USE OF PROCEEDS FROM SHARES

                       Proceeds from the sale of shares pursuant to
             options granted under the Plan shall be used for general corporate purposes.

             7.   ADJUSTMENT UPON CHANGES IN SHARES

                       (a) If any change is made in the shares subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization,



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             recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made by the Board of Directors or Committee in the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding options.

                       (b) Other than in the case of a reincorporation of the Company in another state, in the event of (i) dissolution or liquidation of the Company, (ii) a transaction in which more than 50 percent of the shares of the Company that are entitled to vote are exchanged, or (iii) any merger or consolidation or other reorganization in which the Company is not the surviving corporation (or in which the Company becomes a subsidiary of another corporation), outstanding options under this Plan shall become fully exercisable immediately prior to any such event.

             8.   RIGHTS AS AN EMPLOYEE.

                       Nothing in this Plan or in any options awarded
             hereunder shall confer upon any employee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate such employee's employment at any time.

             9.   WITHHOLDING TAX

                       There shall be deducted from the compensation of
             any employee holding options under this Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person with respect to such options.

             10.  TERMINATION AND AMENDMENT OF PLAN

                       The Board of Directors may at any time terminate
             this Plan or make such modifications of the Plan as it shall deem advisable. Any modification which increases the number of shares which may be issued under the Plan (other than pursuant to Paragraph 7 hereof ), or changes the requirements as to eligibility for participation in the Plan, and any repricing of outstanding options (other than pursuant to Paragraph 7 hereof), shall become effective only upon approval of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.





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             11.  INDEMNIFICATION

                       In addition to such other rights of indemnification
             as they may have as directors, the members of the Board of Directors or Committee administering the Plan shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

             12.  EFFECTIVE DATE AND DURATION OF THE PLAN

                       The 1992 Stock Option Plan shall become effective
             on July 23, 1992. Any rights granted under this Plan must be granted within ten (10) years of such effective date.


























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